As filed with the Securities and Exchange Commission on October 10, 2012

Registration No. 333-182302

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 5
to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

METHES ENERGIES INTERNATIONAL LTD.
(Exact name of Registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	2869 (Primary Standard Industrial Classification Code Number)	71-1035154 (I.R.S. Employer Identification No.)

Methes Energies International Ltd.
3651 Lindell Road, Suite D-272
Las Vegas, Nevada, 89103
(702) 932-9964
(702) 943-0233 Facsimile
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michel G. Laporte
Methes Energies International Ltd
3651 Lindell Road, Suite D-272
Las Vegas, Nevada, 89103
(702) 932-9964
(702) 943-0233 Facsimile
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Stephen Zelnick, Esq. Morse, Zelnick, Rose & Lander LLP 405 Park Avenue Suite 1401 New York, New York 10022 (212) 838-8040 (212) 838-9190 Facsimile	Thomas P. Palmer, Esq. Tonkon Torp LLP Suite 1600 888 S.W. Fifth Avenue Portland, Oregon 97204 (503) 221-1440 (503) 972-3718 Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “Large Accelerated Filer,” “Accelerated Filer,” and “Smaller Reporting Company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☐  Accelerated filer ☐
Non-accelerated filer (do not check if smaller reporting company.) ☐  Smaller reporting company ☒

EXPLANATORY NOTE

This Amendment No. 5 to the Registration Statement on Form S-1 is being filed by Methes Energies International Ltd. solely for the purpose of providing an updated Legal Opinion Letter which is included herein as Exhibit 5.1.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Exhibit
1.1	Form of Underwriting Agreement(4)
3.1	Amended and Restated Articles of Incorporation of Methes Energies International Ltd. filed on July 6, 2012(2)
3.2	2012 Amended and Restated Bylaws(1)
4.1	Specimen stock certificate(1)
4.2	Form of warrant agreement, including form of Class A and Class B warrants(4)
4.3	Specimen unit certificate(1)
4.4	Form of representative’s warrant(4)
4.5	Form of warrant agreement issued in the November Offering and the January Offering for 65,189 and 26,075 shares of common stock, respectively, at an exercise price of $7.67 per share(1)
5.1	Opinion of Cletha A. Walstrand, Esq.
10.1	Amended and Restated 2008 Directors, Officers and Employees Stock Option Plan(1)
10.2	2012 Directors, Officers and Employees Stock Option Plan(1)
10.3	Form of Non-Statutory Stock Option Agreement(1)
10.4	Form of Incentive Stock Option Agreement(1)
10.5	Form of 8% Demand Note made by the Company to World Asset Management, Inc. in the aggregate principal amount of $1,280,000; and Michael G. Laporte in the amount of $150,000(1)
10.5(i)	Commitment by noteholders to defer payment on Demand Notes.(4)
10.6	Lease Agreement dated November 5, 2007, by and between Methes Energies Canada Inc. and The Erin Mills Development Corporation(1)
10.7	Non-Repayable Contribution Agreement dated February 9, 2009, by and between Methes Energies Canada Inc. and Canada(1)
10.8	Non-Repayable Contribution Agreement dated December 6, 2011, by and between Methes Energies Canada Inc. and Canada(1)
10.9	Promissory Notes from Methes to World Asset Management each in the amount of $500,000 and dated March 12 and April 26, 2012(2)
10.10	Letter re Term Loan Facility between Methes Energies Canada, Inc. and TCE Capital Corporation dated June 12, 2012(2)
10.11	Exclusive Marketing Agreement dated as of August 27, 2012 between Methes Energies Canada, Inc. and Turnkey Modular Systems, Inc.(3)
21.1	Subsidiaries of Methes Energies International Ltd.(1)
23.1	Consent of MSCM LLP(4)
23.2	Consent of Cletha A. Walstrand, Esq. (included in Exhibit 5.1)
23.3	Consent of Morse, Zelnick, Rose & Lander, LLP(1)
24.1	Power of Attorney (included on signature page)
99.1	Consent of John Pappain, Perichiyappan Senthilnathan and Anthony T. Williams to being included as director nominees in this Registration Statement on Form S-1(1)

(1)	Filed with the initial filing of this registration statement on June 22, 2012.

(2)	Filed with Amendment No. 1 on August 14, 2012.

(3)	Filed with Amendment No. 2 on August 30, 2012.

(4)	Filed with Amendment No. 4 on October 5, 2012.

(b) Financial Statement Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on October 10, 2012.

Methes Energies International Ltd.

By:	/s/ MICHEL G. LAPORTE Michel G. Laporte Chairman, Chief Executive Officer and Treasurer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michel G. Laporte, Edward A. Stoltenberg and Stephen A. Zelnick, and each of them, his attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with this registration statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities indicated on October 10, 2012:

Signature		Title

/s/ MICHEL G. LAPORTE Michel G. Laporte		Chairman and Chief Executive Officer
/s/ EDWARD A. STOLTENBERG* Edward A. Stoltenberg		Chief Financial Officer
/s/ AFRIN SHAMS* Afrin Shams		Principal Accounting Officer
/s/ KEBIR RATNANI* Kebir Ratnani		Director
/s/ MICHEL G. LAPORTE Michel G. Laporte		Director
*By:	/s/ STEPHEN A. ZELNICK Stephen A. Zelnick Attorney-in-Fact

INDEX TO EXHIBITS

The following exhibits are filed herewith as indicated below:

Exhibit No.	Exhibit
1.1	Form of Underwriting Agreement(4)
3.1	Amended and Restated Articles of Incorporation of Methes Energies International Ltd. filed on July 6, 2012(2)
3.2	2012 Amended and Restated Bylaws(1)
4.1	Specimen stock certificate(1)
4.2	Form of warrant agreement, including form of Class A and Class B warrants(4)
4.3	Specimen unit certificate(1)
4.4	Form of representative’s warrant(4)
4.5	Form of warrant agreement issued in the November Offering and the January Offering for 65,189 and 26,075 shares of common stock, respectively, at an exercise price of $7.67 per share(1)
5.1	Opinion of Cletha A. Walstrand, Esq.
10.1	Amended and Restated 2008 Directors, Officers and Employees Stock Option Plan(1)
10.2	2012 Directors, Officers and Employees Stock Option Plan(1)
10.3	Form of Non-Statutory Stock Option Agreement(1)
10.4	Form of Incentive Stock Option Agreement(1)
10.5	Form of 8% Demand Note made by the Company to World Asset Management, Inc. in the aggregate principal amount of $1,280,000; and Michael G. Laporte in the amount of $150,000(1)
10.5(i)	Commitment by noteholders to defer payment on Demand Notes(4)
10.6	Lease Agreement dated November 5, 2007, by and between Methes Energies Canada Inc. and The Erin Mills Development Corporation(1)
10.7	Non-Repayable Contribution Agreement dated February 9, 2009, by and between Methes Energies Canada Inc. and Canada(1)
10.8	Non-Repayable Contribution Agreement dated December 6, 2011, by and between Methes Energies Canada Inc. and Canada(1)
10.9	Promissory Notes from Methes to World Asset Management each in the amount of $500,000 and dated March 12 and April 26, 2012(2)
10.10	Letter re Term Loan Facility between Methes Energies Canada, Inc. and TCE Capital Corporation dated June 12, 2012(2)
10.11	Exclusive Marketing Agreement dated as of August 27, 2012 between Methes Energies Canada, Inc. and Turnkey Modular Systems, Inc.(3)
21.1	Subsidiaries of Methes Energies International Ltd.(1)
23.1	Consent of MSCM LLP(4)
23.2	Consent of Cletha A. Walstrand, Esq. (included in Exhibit 5.1)
23.3	Consent of Morse, Zelnick, Rose & Lander, LLP(1)
24.1	Power of Attorney (included on signature page)
99.1	Consent of John Pappain, Perichiyappan Senthilnathan and Anthony T. Williams to being included as director nominees in this Registration Statement on Form S-1(1)

(1)	Filed with the initial filing of this registration statement on June 22, 2012.

(2)	Filed with Amendment No. 1 on August 14, 2012.

(3)	Filed with Amendment No. 2 on August 30, 2012.

(4)	Filed with Amendment No. 4 on October 5, 2012.